SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                  JUNE 25, 1997
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                           CAPITAL MEDIA GROUP LIMITED
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             (Exact name of registrant as specified in its charter)

       NEVADA                        0-21051                      87-0453100
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    (State or other              (Commission File              (I.R.S. Employer
     jurisdiction                     Number)                    Identification
   of incorporation)                                                  No.)

                                 25 JAMES STREET
                             LONDON W1M 5HY, ENGLAND
                             -----------------------
                    (Address of principal executive offices)

     Registrant's telephone number, including area code: 011-44-171-224-4141
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ITEM 5.  OTHER EVENTS.

AMENDMENT AND REINSTATEMENT OF AGREEMENT AND PLAN OF REORGANIZATION BETWEEN THE COMPANY, UNIMEDIA, S.A. AND CERTAIN OF THE HOLDERS OF UNIMEDIA'S OUTSTANDING SECURITIES

         On June 25, 1997, Capital Media Group Limited, a Nevada corporation (the "Company") entered into Amendment No. 1 (the "Amendment"), dated June 23, 1997, to that certain Agreement and Plan of Reorganization (the "Agreement"), dated effective as of March 4, 1997, with Unimedia, S.A., a company organized under the laws of France ("Unimedia"), and certain of its securities holders. The Amendment reinstates and amends the Agreement, which had previously been terminated by the Company on May 16, 1997.

         For information regarding the terms of the Agreement, see the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, which contains, as Exhibit 2.2 thereto, a copy of the form of the Agreement.

         Pursuant to the Agreement, as amended by the Amendment, at a closing to be held on or before July 31, 1997, the Company will, subject to certain conditions, acquire all (but not less than 66 2/3%) of Unimedia's outstanding securities in a share exchange (the "Share Exchange") in return for up to 8,611,400 shares of the Company's authorized but unissued common stock, $.001 par value ("Common Stock"). After accounting for the shares of the Company currently owned by Unimedia, shares acquired by Unimedia in the private placement described below and shares issued in the Share Exchange, Unimedia shareholders and investors will collectively own approximately 48% of the Company's issued and outstanding Common Stock.

         In conjunction with the execution of the Amendment, Unimedia, on behalf of several investors, has subscribed to purchase 7,017,543 shares of the Company's authorized but unissued Common Stock, for an aggregate purchase price of $4.0 million ($0.57 per share) in a private placement (the "Subscription"). Of these funds, $1.5 million was immediately made available to the Company (for which Unimedia purchased an aggregate of 2,631,579 shares of Common Stock). The balance of the proceeds of the private placement ($2.5 million) are expected to be placed in escrow by July 10, 1997 and will be made available to the Company at the closing of the Share Exchange (at which time Unimedia will have purchased an additional 4,385,964 shares of Common Stock). In connection with the Subscription, the Company agreed to pay Unimedia or its designee a fee of $60,000 for each $1.0 million raised in the private placement ($240,000 in the aggregate) for services with respect to the private placement.

         The proceeds made available to the Company, as well as the proceeds which will be available to the Company upon the closing of the Share Exchange, will be used for working capital purposes in the ordinary course of the Company's business. All of the shares of the Company's Common Stock owned by Unimedia (including the 4.0 million shares of the Company's Common Stock which Unimedia already owns), will be transferred to Unimedia's securities holders (or to other persons designated by Unimedia) at the time of the Share Exchange.

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         The Company believes that the funding of the first $1.5 million will allow the Company to continue its operations through July 20, 1997. There can be no assurance that the Company will obtain the balance of the proceeds of the private placement. The balance of the proceeds will allow the Company to continue its business until the end of September 1997.

         In connection with the Subscription, the Company has agreed to appoint a designee of Unimedia as an additional member to its Board of Directors (contingent upon such designee providing the Company with a completed Director's Questionnaire describing his background). Additionally, upon the closing of the Share Exchange, the Board of Directors of the Company will be expanded to 12 members to include three additional persons designated by Unimedia.

         Consummation of the Share Exchange is subject to a number of conditions precedent including but not limited to (i) the execution of the Agreement by the holders of not less than 66 2/3% of Unimedia's outstanding securities and (ii) the receipt by the Company of a fairness opinion from an investment banking firm selected by its Board of Directors. The Unimedia Agreement, as amended and reinstated by the Amendment, is cancelable by the Company or Unimedia if, among other things, the closing of the Share Exchange shall not have occurred by July 31, 1997. There can be no assurance as to whether the Company's proposed acquisition of Unimedia will close.

         Additionally, the Agreement requires the Company to file a registration statement covering the Company's securities issued in the Exchange not later than thirty (30) days after the effective date of the closing of the Share Exchange and to use its reasonable efforts to thereafter cause such registration statement to become effective.

         The Company has agreed that if the Company terminates the Agreement for any reason, that such action will automatically be deemed to be a demand by Unimedia, as a more than 10% stockholder of the Company, to call a meeting of the shareholders of the Company to consider and vote upon the composition of the Board of the Company. The Company agrees that in such event, it will call such a shareholders meeting as soon thereafter as practicable as required by and in accordance with applicable Nevada law and the Company's articles of incorporation and bylaws.

         Unimedia is engaged in the research and development of computer software for providing, via multimedia vehicles such as the Internet, new online services to business users and leisure consumers. In particular, Unimedia has focused its efforts on seeking to develop interactive software that allows users to work, shop, communicate, educate, gamble and amuse themselves. In addition, Unimedia has acquired minority equity positions in other companies having Internet technologies and applications and has entered into agreements to act as distributor for certain computer software applications.

         The descriptions contained herein of the Amendment and the transactions contemplated thereunder are qualified in their entirety by reference to the Amendment, which is attached hereto as Exhibit 2.1, and which is incorporated herein by this reference.

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RECENT DEVELOPMENTS IN THE BUSINESS OF ONYX TELEVISION

         The Company has recently added two experienced individuals to the Onyx Television team, who it believes are capable of helping orchestrate the next level of development of Onyx Television. One of these individuals is a senior manager with previous experience in launching and operating a Pan-European music television station. The other is an individual with Pan-European music television experience in developing marketing and sales strategies for emerging networks such as Onyx. In addition, the Company is presently making significant changes to its operations to improve the quality of its programming and the costs of producing same in order to seek to achieve increased levels of advertising sales.

         The Company is presently seeking a strategic partner interested in purchasing an interest in Onyx Television. Alternatively, the Company is seeking one or more investors to fund the capital required to continue Onyx Television's operations until such time as it can be anticipated that Onyx Television can be operated on a cash flow positive basis. At the present time, the Company is having substantive discussions with several potential groups who have expressed an interest in making such an investment in Onyx Television (or in purchasing the station outright) or in funding the capital requirements for Onyx Television through an investment in the Company. There can be no assurance that any of the discussions which are presently ongoing will result in a transaction acceptable to the Company. Unless any such funding or venture is achieved, in addition to the financing set forth herein, the Company may elect, on or prior to July 20, 1997 (or September 1997, as applicable) to curtail or terminate Onyx Television's operations, in order to protect the Company's other investments and in order to provide the Company with working capital to seek to locate another business opportunity in which to invest, provided, however, that the Company will use its best efforts to consult with Unimedia regarding such election to curtail or terminate Onyx Television's operations until the earlier to occur of consummation of the Share Exchange or cancellation or termination of the Agreement, as amended by the Amendment.

EXTENSION OF THE INSTAR LOAN

         The Company presently has outstanding a $2.0 million loan from Instar Holdings, Inc. ("Instar"), which is convertible into up to 4.0 million shares of the Company's authorized, but unissued Common Stock at the option of the holders thereof (the "Instar Loan"). For a description of the terms of the Instar Loan, see "Management's Discussion and Analysis or Plan of Operation," and Note 13 to Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

         Instar has agreed that the principal repayment date of the Instar Loan will be extended from its current due date (June 1, 1997) until the earlier of December 1, 1997 or such earlier date as the Company completes a public or private offering of its securities (other than the private placement described above).

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

                  2.1 Amendment No. 1, dated June 23, 1997 (executed June 25,
                      1997), to Agreement and Plan of Reorganization dated as of March 4, 1997, by and among the Company, Unimedia, and certain of the securities holders of Unimedia.

                                        4

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CAPITAL MEDIA GROUP LIMITED

                                                By: /s/ Charles Koppel
                                                    -----------------------
                                                    Charles Koppel, President

Date: July 3, 1997

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                                 EXHIBIT INDEX


EXHIBIT
-------

2.1 Amendment No. 1, dated June 23, 1997 (executed June 25, 1997), to Agreement and Plan of Reorganization dated as of March 4, 1997, by and among the Company, Unimedia, and certain of the securities holders of Unimedia.